Exhibit 99.1

NEW INVESTMENTS PRESS RELEASE OF TRILINC GLOBAL IMPACT FUND, LLC

Los Angeles, CA (August 27, 2021) - TriLinc Global Impact Fund, LLC (“TriLinc Global Impact Fund” or “TGIF”) announced today that it recently acquired $11,124,078 of participations in two term loan facilities, bringing total financing commitments as of July 31, 2021 to $413.9 million for business expansions and socioeconomic developments through its holdings in Sub-Saharan Africa, Latin America, Southeast Asia, and Emerging Europe.

TGIF is an impact investing company that provides growth-stage loans and trade finance to established small and medium enterprises (“SMEs”) primarily in developing economies where access to affordable capital is significantly limited.  Impact investing is defined as investing with the specific objective of achieving a competitive financial return as well as creating positive, measurable impact in communities across the globe.  The transaction details are summarized below.

On July 6, 2021, TGIF funded $486,401 as part of a new four-year term loan facility to a  grain processor formed in the United States and operating in Uganda. Priced at 13.5%, this transaction is set to mature on July 8, 2024. As part this facility, TGIF funded three additional transactions to the grain processor’s Uganda-based operating subsidiary between July 6 and July 14, 2021, totaling $10,637,677. Priced at 11.5%, these transactions are set to mature on June 30, 2025. The facility will support the borrower’s ability to provide financial liquidity to its core farming and grain trading operations.

“By extending financing to the grain processor, TGIF is demonstrating its commitment to businesses that have positive environmental and social impact in Sub-Saharan Africa,” said Gloria Nelund, CEO of TGIF. “More specifically, we are confident that this financing will enhance the competitiveness of the grain processor and support the company’s steady growth trajectory during periods of limited capital availability.”

About TriLinc Global Impact Fund

TGIF is a public non-listed, externally managed, limited liability company that makes impact investments in SMEs, primarily in developing economies, that provide the opportunity to achieve both competitive financial returns and positive measurable impact. TGIF invests in SMEs through experienced local market sub-advisors to create a diversified portfolio of financial assets consisting primarily of collateralized private debt instruments. In addition, TGIF aggregates and analyzes social, economic, and environmental impact data to track borrowers’ progress and measure success against stated objectives.

Forward-Looking Statements

This press release contains forward-looking statements (including, without limitation, statements concerning the use of financing provided to borrowers and the expected repayment of financing extended to the borrowers) that are based on TGIF’s current expectations, plans, estimates, assumptions, and beliefs that involve numerous risks and uncertainties, including, without limitation, the future operating performance of the borrowers and those risks set forth in the “Risk Factors” section of TGIF’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Securities and Exchange Commission (“SEC”) on March 31, 2021, as amended or supplemented by TGIF’s other filings with the SEC. Although these forward-looking statements reflect management’s beliefs as to future events, actual events or TGIF’s investments and results of operations could differ materially from those expressed or implied in these forward-looking statements. To the extent that TGIF’s assumptions differ from actual results, TGIF’s ability to meet such forward-looking statements may be significantly hindered. You are cautioned not to place undue reliance on any forward-looking statements. TGIF cannot assure you that it will attain its investment objectives. Any forward-looking statements presented herein are made only as of the date of this press release, and TGIF does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.